.. .:. Insight: •· October 4, 2022 Adrian Gregory Farleigh The Clears Reigate Surrey RH2 9JL UK Dear Adrian: On behalf of Insight, it is my pleasure to extend an offer to you for the position of President of EMEA (a Section 16 Officer at Insight), reporting to me, with a target effective start date on or about January 2, 2023, subject to agreement on an official leave date with your current employer. WHO WEARE Insight is a Fortune 500 solutions integrator dedicated to helping organizations accelerate their digital journey to modern business and maximize the value of technology. Humbly founded by brothers Tim and Eric Crown in 1988 through a cash advance from a credit card, Insight has grown from traditional hardware and so~ware reseller into a $9.4 billion provider of holistic transformation solutions. From IT strategy and design to implementation and day-to-day management, we enable our clients to leverage modern technology to reach their most ambitious business goals. Our Brand We are passionate about our brand, purpose statement and values that guide the way we conduct business and how we interact with clients, partners and teammates every single day. Our Purpose We build meaningful connections to help businesses run smarter. We connect clients to solutions, partners to clients, and teammates to opportunities. In doing so, we understand and solve clients' real business problems through technology and provide the expertise that enhances business performance. Our Values 2701 E. Insight Way • Chandler, AZ 85286 • BOO.INSIGHT • Insight.com

.,.:. Insight: •· Hunger W• an ch.me• apnts. unh.ed In our pa11lon to Im prow ewrv day and.d.Unr outstandlna r•ulu for our cUeota, partner, md bu Jc ht. Q Heart Wt aN tNmmata. Wa t1ka car. of each other. our dlants and ow comm unit lilt. Harmony We arw a tNID of d!nr• lndtwtchw.s wbo value loclwfvlty and erNte m ... lnsful coaoec:tiom. 10 w. can wtn topthff. Our Leadership Commitments We expect all our leaders to commit to continual improvement (and excellence) in the following Leadership Commitments. To this end, we offer many opportunities for our managers to grow as leaders. Create Clarity • Define a clear vision for your team and own our culture. • Simplify the complex I and ambiguous. • Engage In frequent, two-way communication. • Lead with the recommendation; support with data. " -r -~ Inspire People I • Empo~~r through I energizing 1 leadership. 1 , Recruit, hire, and ' develop diverse talent and future I leaders. • Show care and compassion for others. Demonstrate Thought LeadershiP- , • Actively propose new ideas and innovative solutions. • Intentionally challenge the status j , quo. I • Test and learn. I :1 Deliver Results 1 • 6e client-obsessed. 1 • Have a bias toward action and a hunger for results. • Stand through adversity. • Reach across teams to foster a high- performing organization. BASE coMpENSAJION Your annual base salary will be £450,000. Your wages will be payable monthly in arrears on or about the 25th of each month directly into your bank or building society account. You will be eligible for merit increases each January 1 (beginning in 2024). SIGNING BONUS Insight will provide you with a one-time signing bonus of £800,000. Half of the bonus will be paid out in the month of your start date with Insight, and will be taxable income. The second half of the bonus will be paid out during month six of your start date with Insight, and will be taxable Income. Should you resign from Insight prior to completing two years of service, you are required to reimburse Insight for the full amount paid to you under this clause. VARIABLE IN CEN TIVE You will participate in the annual Incentive compensation plan and your bonus target will be 100% of base salary, at 100% attainment of objectives (the "Incentive Plan"). Insight reserves the right to change the terms and conditions of the Incentive Plan. Your 2023 objectives (metrics) will be finalized in Ql 2023 (along with their associated grids) and will be similar to all other Section 16 Officers of the company ("Officers"), but your metrics will 2701 E. Insight Way • Chandler, AZ 85286 • 800.INSIGHT • insight.com

-1.:. Insight: •· be EM EA-specific. Your 2023 cash incentive will also be prorated for the portion of the calendar year you are employed if you do not start at the beginning of January 2023. STOCK PLANS One-Time Welcome Grant Insight intends to award you a grant of service-based restricted stock units (RSUs) on the 15th day of the month following the month In which you commence employment with Insight. The value of the proposed award will be $1,300,000. The final number of shares granted will be calculated based on the closing stock price of NSIT on the date of grant. The RSUs will vest annually over two years from the date of grant and are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. Annual Stock Incentive Plan You will also participate in stock incentive plans approved by the Compensation Committee beginning in 2023, although the design and awards under any such future plan are at the discretion of the Compensation Committee. In 2022, the standard annual grant for this position consisted of 40% service-based RSUs and 60% performance-based RSUs. The service-based RSUs vest in equal annual installments over three years from the date of grant. The performance-based RSUs were allocated equally between two performance metrics. The first performance metric for 2022 was Return on Invested capital C'ROIC"). These performance-based RSUs are adjusted up or down based on Insight's achievement of ROIC compared to a grid approved by the Compensation Committee with a range of 0 - 200%. The actual number of shares granted are subject to attainment upon completion of the performance- period and the final shares vest in equal annual installments over three years. The second performance metric for 2022 was Relative Total Shareholder Return ("rTSR"). These performance-based RSUs are adjusted up or down based on Insight's achievement of rTSR compared to a peer group and a performance grid determined by the Compensation Committee with a range of 0 - 200%. The performance period runs from January 1, 2022 through December 31, 2024. The number of shares granted are subject to attainment upon completion of the performance-period and will vest in full upon certification of the rTSR performance by the Compensation Committee. All RSUs granted are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. Insight's next annual grant will occur in February 2023. The value of your proposed award will be $600,000 and will be prorated based on your hire date if you have not started employment prior to the annual grant date. The final number of shares granted will be calculated based on the closing stock price of NSIT on the date of grant and are subject to the terms and conditions of the 2020 Omnibus Plan, as amended. BENEFUS 2701 E. Insight Way • Chandler, AZ 85286 • BOO.INSIGHT • Insight.com

.,.:. Insight: •· As a new teammate, you'll be eligible to participate in our private family medical Insurance scheme. More details to arrive closer to your start date. Your pension match will be 6% of your base salary. More details to arrive closer to your start date. Your annual car allowance will be £7,200. YACAJION You will receive 25 vacation days annually, and will follow Insight's EMEA vacation policy whereby you will receive additional vacation days based on additional years of service. FUN STUFF WE WAN T you JO KN OWI We are proud of the wealth of programs we bring to our diverse global teammate population, to name a few: Leadership Development Opportunities We offer several leadership development opportunities, ranging from aspiring leaders to newly promoted leaders to experienced leaders, designed to help you (and those around you!} grow leadership skills. Professional Development We prefer to promote from within. We set a goal each year - 50% of our promotional opportunities be filled internally. We hope you'll grow in your career with us! Performance Management We have done away with backward looking, annual performance appraisals with performance ratings! We proudly support a new Connection process. Wellness Your health and well-being are super important to us! That's why we will continually run various wellness programs, and other fun optional programs - wellness challenges, health coaching, an accessible Health Clinic in our US HQ office, and several more. We want you to Own Your Health, but we'll help you with tools and techniques to get it right! Teammate Pulse Survey Because we care about what's on your mind, we'll ask for your candid feedback - and act on your feedback and suggestions! CON TIN GEN CIES By signing and returning this letter, you are representing to us that you have not entered into any agreement with any other company that prohibits you from working for Insight or limits your ability to carry out the duties of the position we are offering you at Insight. In the event you are a party to such an agreement, you acknowledge that your obligations under such agreement are personal to you and are not the responsibility of Insight. In addition, Insight may make its offer of employment contingent upon successful resolution of any restrictions arising out of your work for a previous employer. 2701 E. Insight Way • Chandler, AZ 85286 • BOO.INSIGHT • insight.com

-1-=- l nsig h t:1· You also agree that you have not taken and are not in possession of any Information from any other company that is marked as confidential and/or proprietary or which you have reason to believe Is confidential and/or proprietary ("Prior Employer Proprietary Information"). Insight prohibits the use of Prior Employer Proprietary Information unless the owner of such Prior Employer Proprietary Information expressly authorizes Insight to use It, or it is otherwise proper for Insight to use such Information. We require that you do not use Prior Employer Proprietary Information in carrying out your duties at Insight and do not disclose Prior Employer Proprietary Information to Insight. By signing and returning this letter, you are agreeing to abide by these restrictions. This offer is contingent upon you signing an employment agreement, which will be provided to you shortly, and other policies and agreements included in the onboarding process. This offer is also contingent upon you passing a pre- employment drug screen and criminal background check to the extent applicable. To the extent that the terms of this letter conflict with the terms of the employment agreement, the terms of the employment agreement will control. EMPLQYMENJ RELATIONSHIP During your employment, you will be required to adhere to the company's policies and procedures located on the Policy Center of the company's Intranet. These policies may be modified periodically at the discretion of company management. This letter is not an express or implied contract for employment for any period. Congratulations! We know you will find your new responsibilities both challenging and rewarding. If you have any questions, please feel free to contact me (512.632.3425) or Jen Vasin (602.741.9027) . Sincerely, (fr)fl-- Joyce Mullen Chief Executive Officer 2701 E. Insight Way • Chandler, AZ 85286 • 800.INSIGHT • insight.com

.,.:. Insight: •· ACKNOWLEDGEMENT This letter confirms an offer of employment. Your signature below Indicates your acceptance of your employment pursuant to the terms and conditions set forth in this letter and Insight's policies. Adiftf.~ Please return the offer letter to Jen Vasin at Jen.vasln@insight.com. h W Chandler AZ 85286 • BOO.INSIGHT • insight.com 2701 E. Inslg t ay • '